Exhibit 99.2

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Conference Call Transcript

CPWR - Q3 2005 Compuware Corporation Earnings Conference Call

Event Date/Time: Jan. 25. 2005 / 5:00PM ET
Event Duration: 43 min

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CPWR - Q3 2005 Compuware Corporation Earnings Conference Call
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CORPORATE PARTICIPANTS

 Lisa Elkin
 Compuware Corporation - VP

 Peter Karmanos
 Compuware Corporation - Chairman, CEO

 Tommi White
 Compuware Corporation - COO

 Hank Jallos
 Compuware Corporation - Executive VP

 Bob Paul
 Compuware Corporation - CEO Covisint

 Tom Costello
 Compuware Corporation - Senior VP, general counsel

 Laura Fournier
 Compuware Corporation - CFO

CONFERENCE CALL PARTICIPANTS

 David Rudow
 Piper Jaffray - Analyst

 Kirk Materne
 Banc of America - Analyst

PRESENTATION
--------------------------------------------------------------------------------
Operator

Please stand by for realtime transcript.

Please continue to hold. Our conference will begin momentarily and we appreciate your patience. Following our presentation today there will be a chance to ask questions. At that time to ask a question you may press star-one on your telephone. You will then be prompted to record your first and last name, as well as company for pronunciation purposes only. To cancel or withdraw the question, you may press star-two. Again, all sites standing by for today's Compuware Corporation third quarter conference call, please continue to hold. Our call will begin shortly and we do appreciate your patience. Thank you.

All sites standing by our conference is about to begin. Hello, welcome to the Compuware Corporation third quarter results teleconference. At the request of Compuware this conference is being recorded for instant replay purposes. At this time, I'd like to turn the conference over to Ms. Lisa Elkin, vice president of communications and investor relations for Compuware Corporation. Ms. Elkin, you may begin.

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Lisa Elkin - Compuware Corporation - VP

Thank you very much, Jennifer.

Good afternoon, ladies and gentlemen With me this afternoon are Peter Karmanos, chairman and chief executive officer, Tommi White, chief operating officer, Laura Fournier, senior vice president and chief financial officer, Bob Paul, CEO and president of Covisint, Hank Jallos, executive vice president, and Tom Costello, senior vice president and general counsel. Certain statements made during this conference call that are not historical facts, including those regarding the company's future plans, objectives and expected performance, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter as forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law. For those of who you do not have a copy, I will begin by summarizing the press release.

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CPWR - Q3 2005 Compuware Corporation Earnings Conference Call
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Pete will then provide general comments on the quarter followed by Tommi who will discuss operating results. Hank will discuss customer base and provide a partnership update. Bob will discuss Covisint business. Tom will give an update on the IBM lawsuit. Then Laura will review balance sheet items. We will then open the call to your questions. Compuware reports fiscal year 2005 third quarter results. Earnings of $.11 per share bolstered by 22.7% year over year increase in software license fees. 14% professional services margins. Compuware today announced financial results for its third quarter, which ended December 31, 2004. Compuware reports third quarter revenues of 330.5 million compared to
318.2 million in the third quarter of the previous fiscal year. Net income was
41.7 million compared to 21.8 million in the same quarter of fiscal 2004. Earnings per share diluted computation were $.11compared to $.06 based upon
388.8 million and 385.9 million shares outstanding respectively. During the company's third quarter, software license fees were 99 million compared to 80.7 million in the same quarter of the previous year. Maintenance fees were 108.7 million, compared to 102.9 million in the third quarter of fiscal 2004. Revenue from professional services was 122.9 million, compared to 134.6 million in the same quarter last year. I would now like to turn the call over to Peter. Pete?

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Peter Karmanos - Compuware Corporation - Chairman, CEO

Thanks, Lisa.

I'd like to begin by thanking Compuware employees around the world for delivering a solid third quarter. I, along with the rest of the entire executive management team, appreciate the hard work and commitment that led to these numbers. I just want to backtrack for a second on our, on this conference call because I think it's significant that things have turned around as much as they have and I'd like to give some background for it. We went public in December of 1992. We had 700 employees. We had about a quarter of a million dollars worth of business for the previous fiscal year and I think they valued the company around $600 million. Seven years later, and I'd like to think that they were this good, but obviously something else was going on. Seven years later, we were 14,000 employees. We did $2.2 billion in sales, it had taken us 20 years to get to 250 million and then we did almost ten times that number seven years later. And we had a market cap of about $16 billion. Now, obviously, and when you go back and review the numbers, we grew by $1.1 billion in revenue over two fiscal years. Fiscal year, really calendar year '99, calendar year 2000, which is phenomenal growth and it's not realistic growth. And obviously people that would have bought things from us in 2001 and 2002, 2003 and parts of 2004 had bought them from us all in two years. So we got really six years worth of business in two years. And we had gotten the market cap. Based on that, and even at that time it wasn't as big a market cap as other companies had.

Anyways, we certainly have fallen back from those numbers, but I think we are-- and then couple that with the IBM's competition with us. Right that at that point in time and all the stuff occurring with offshore in our services business and having to take a long look at our service business. When you-- when we were in the services business in '97, '98, '99, all people wanted to do were year 2000 conversions, which changed the nature of our business dramatically and took us from being in a very high tech services environment to supplemental staffing, which people were willing to pay whatever rates you wanted to charge, and it really gave a toe hold to a lot of the Indian firms because they would still be charging $20 an hour back then. We were charging 80 and then when year 2000 ended they were still there at 15 and we were there at 80 in a market that then required half as many people. So we, we've gone through an awful lot, keeping the business together, keeping it profitable and it's just an interesting backdrop because now we're at 9,000 people, about 1. -- we think we'll finish this year somewhere between $1.2 and 1.3 billion and we'll have a market cap nowhere near the 16 billion. Anyways, but we think we're on real, real healthy footing and we think all of that is out of the business, especially the revenue expectations and we can grow a business 5-10%, maybe 15% in better economies going forward, which is a nice bunch of numbers on a billion dollar plus worth of revenue, plus Covisint is going to add significantly to our solutions business and, and with a very high profit margin. So anyways, let's get back to the call. In terms of this fourth quarter, we expect our new license fees in the coming quarter to be in the range of 100 to a 120 million. Our new license numbers increased 22.7% year over year in the third quarter. Part of that result was in, due to a large deal closing December rather than in January as we expected.

Our ability to address our critical business problems across the application lifecycle is resonating with our customers at a high level and certainly was part of the reason why we closed this deal early rather than having it drag out two or three quarters. Our IT governance solution remains another vital component of our strategy, selling at this high level, including services and maintenance, IT government, governance by Changepoint generated record results for this quarter. As most of you know, Gerry Smith announced his resignation from Compuware. Jerry was the founder and the CEO of Changepoint. Upon Jerry's departure, we had a town hall meeting with all the remaining Toronto employees to insure a smooth transition as we begin to closely integrate our resources. We're committed to supporting both the revenue growth of the product line and the professional development of Changepoint employees, completing this integration will allow Compuware to most effectively achieve both of these goals. We're continuing to receive record number of governance, RFP's, and by the way, Jerry's departure was extremely amicable. There were bright spots in our distributed product license fees and I am focused on supporting our sales team and generating more consistent results in this area. We recently unveiled new versions of our Java application development testing and service management products. These releases provide solutions across the application lifecycle to help companies rapidly

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deliver and effectively manage applications on all major Java plat forms.
Through the development and marketing of solutions such as these, which address multiple business problems in an integrated fashion, we're arming our sales force to effectively sell its distributed solutions at a higher level. Tommi and I will also be working hard to insure that our sales teams are structured appropriately to sell at this level.

For our coming fourth quarter, we expect our maintenance revenue in a range of $108 to a 112 million, as I have said on previous calls this is one of the more important numbers for our company and it represents an annuity off of which we base all the investments we make in our products in the company going forward. These fees increased by .06% year over year in the third quarter. As a result it confirms the value that our customers find in our software. Let me also say that our maintenance base will be approaching $450 million for fiscal year and if that base is growing at 5%, it's far more valuable than if it was declining at 5% or staying even. In the billions of dollars range. Our-- just for those folks that like to figure that stuff out. We continue to do a much better job of insuring our customer, insuring that our customers understand the productivity and reduced expenses to their businesses. What that means is we deliver value with our products and our customers buy into it. Compuware's loyal customer base represents key assets that will support our ability to sell at the highest levels. Our customers know us and now they know, again, the value we provide. For the fourth quarter, I expect that our service business will actually start to grow. We've done a lot of work in cutting back all the supplemental staffing-type business we had. We also cut back any subcontracting relationships where we showed a lot of revenue and very little, if any, margin, and we are out there supporting our products in doing high level programming and other technical services for our customers. We think it's going grow, we think the revenue's going to get to be between $125- and 130 million in the coming quarter and we think for the coming year you'll see a sequential growth every quarter. We generated 123 million in revenue in the third quarter from our services business and we did it at a 14% margin. Those other numbers that you saw for the last two years, you know that, were much bigger numbers, had either no margin or very little margin in them, so we're actually starting to make money in our services business again. We think both the revenue and the margin will continue to grow going forward.

As we've discussed repeatedly, we have shifted these services to focus on high value, high margin work. We have the people that can do that kind of work and they don't like working on the mundane stuff any more than we like trying to compete with good people on that kind of work. We think that we are very, very good at the high value work. This means that we are generating bigger profits, as I've said, on less revenue and less expense. This is a strategy that we'll continue to follow because we're one of the few companies capable of providing our customers with this level of technical expertise, and we're one of the few companies that has products that we can also support with our own professional services people. [INAUDIBLE] to target supplemental staffing then we can deliver and bill for the kind of services we're able to provide. Overall, we expect earnings in the range of 12 to18 cents for the fourth quarter, which means we expect obviously to exceed the high end of the 18 to 24 cents guidance we originally provided for the year. Now, I can't resist doing this. I've always said I shouldn't, but I just can't resist it. I do remember very distinctly at the start of this fiscal year saying that our first and second quarters would be not good and that we would make it up in the third and fourth quarter. Obviously, the last shoe has yet to drop, but we think our fourth quarter is going to be very, very good, at least as good as this quarter. All right, which means that we're going to exceed the $.18 to $.24 guidance. While our planning process isn't complete enough to offer firm guidance for fiscal year 2006, the number of trends suggest a good year ahead. We will one way or the other have our case with IBM behind us. At the very least, I expect this will result in at least $20 to 40 million less in annual legal fees.

Additionally I expect resolution of this case increase our capability to hold firm on its pricing, which will result in reduced discounting. Covisint and Changepoint will both be contributing to our bottom line. We will continue to hold the line on expenses and keep a really close watch on expenses for the coming fiscal year. We think that we can find some additional savings. We will provide more detail on the upcoming fiscal year in our fourth quarter and year end conference call. Tommi?

--------------------------------------------------------------------------------
Tommi White - Compuware Corporation - COO

In the third quarter Compuware experienced strong sequential growth across product lines, resulting in total license growth of 51% sequentially and 23% year over year. In addition, our services business continues to improve, evident by a 14% contribution margin for the quarter, up 4% sequentially and more than 6% year over year. For the quarter, distributed products license revenue grew 37% sequentially, Uniface and Optimal saw 54% growth and Vantage, 51% growth. Our IT governance solutions, Changepoint, continues to make solid traction as a growing number of CIO's look for ways to more effectively and efficiently run their operations. We expect this [INAUDIBLE] to continue as we more fully integrate Changepoint with other Compuware offerings to provide he most comprehensive application lifecycle solution available in the market. As Pete mentioned, we are receiving and responding to a large number of IT governance RFPs. We continue to compete and win against Mercury and Neeque (phonetic) in the governance space. Today's announcement by Mercury that they are offering massive discounts on their governance solutions to Compuware IT governance users is a desperate attempt to try to win back deals they have lost. This is a typical strategy for Mercury. They can't compete on value, so they compete on price. We've seen it and beat it in the testing market. We are winning because Compuware IT governance by Changepoint help CIOs run IT business, IT like a business. It provides executive management with a complete picture of the performance of technology

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investment, enabling more effective governance, improved decision making and effective management of IT value and [INAUDIBLE] The increasing integration of our governance solution with Compuware products for the complete application lifecycle takes Changepoint to a level of business value that Mercury can't touch.

Compuware will continue to build on that competitive advantage by enhancing and expanding this solution for both existing and new customers. We are also excited about our development family of products, particularly Uniface and -- Uniface, the lone remaining four G off the market is continuing to maintain its market presence and gaining sales with customers and [INAUDIBLE] who continue to utilize its features for scalability and functionality in application development. Uniface is part of Compuware's portfolio of market leading development solutions for building, renewing and integrating the largest and most complex enterprise application. In December, Compuware held its-- Compuware Uniface 2004 conference in Amsterdam where we demonstrated the new capabilities of Uniface JTI, which helped eliminate the cost of rewriting and even rearchitecting existing applications for the web. The event was a resounding success. As for OptimalJ, we continue to gain momentum with large systems integrators as more IT organizations look to adopt OptimalJ to quickly and cost effectively develop Java applications. Our [INAUDIBLE] partner product line which is one of our smaller product families, grew approximately 6% sequentially, but was down nearly 40% year over year and competition from Microsoft is putting pressure on that business. We believe, however, that two recently announced new desk partner products, Security Checker and Fault Simulator, will help drive growth in the product line. Sales of those two products are executed both directly and through sales. Security has quickly become a major concern for CIOs and proper security must begin during applications development. Security Checker is a powerful security analysis tool that enables developers to quickly locate, fix security vulnerabilities in ASP.net applications. Security checker uses three distinct modes of analysis to provide the developer with a depth analysis unmatched in the industry. Fault Stimulator is a unique development and quality assurance tool that uses false simulation to emulate real world application errors by allowing developers and testers to work in a predictable repeatable environment, to proactively analyze and debug error application handling codes. Fault Simulator helps create and improve end user experience and eliminates the potential loss of revenue that comes with unplanned application downtime. In the quality space, QA center continues to gain market share, growing 16% sequentially and 18% year over year. We are competing aggressively against Mercury. Additionally, interest continues to grow in [INAUDIBLE] and the pipeline is strong. IT organizations are coming to realize the imperative to deliver quality applications to the business. They are also beginning to understand that a solution comprises trained specialists in proven methodologies and industry-leading technology is the best approach to insuring quality. Power is the only solution in the industry that offers this kind of comprehensive approach to application quality.

Compuware is the QA vendor of choice because we offer a full compliment of application quality solutions regardless of where the customer is along the quality assurance continuum. Vantage, Compuware's application and performance management solution, continues to be our best selling distributed product line. With its ability to be sold as a stand alone product as an enterprise solution and together with Unique performance management services offerings, Vantage is our cornerstone product for growth potential in the distributed space. Vantage is smashing Mercury Topaz. We don't even see them in deals anymore. We achieved encouraging prerelease sales of Vantage analyzer. The solution wasn't officially available in the direct sales force until January. Vantage analyzer is a product we acquired as a part of the Desk 3 acquisition, now part of the Vantage product family, significantly enhancing and extends to Compuware's end to end analysis for J2EE application servers, allowing enterprises to deliver excellent transaction centric service for their business critical J2EE application. As you can see from the numbers, our main frame products did exceptionally well for the quarter, posting 58% growth sequentially and 35% growth year over year. We attribute much of this success to the fact that the Y2K hangover finally appears to be wearing off. IT organizations have apparently finally begun utilizing the extra capacity they've purchased. We saw the strongest growth in our flagship main frame products as part of capacity deals, which included .Abend-AID. which grew 103% sequentially and 76% year over year, File Aid, which grew 71% sequentially and 53% year over year and Xxpediter, which grew 43% sequentially and 25% year over year. The services business also did very well in the quarter, particularly from a profitability standpoint. For the first time in several quarters, we reached a double-digit services contribution margin by implementing our strategy to eliminate low margin revenue, stabilizing the place head count and concentrating on project and product related services. Our improved assignment utilization and our focus on higher value, higher margin business have both contributed to the improved services margin.

Going forward, we will focus on growing the space of high margin business through solutions offerings, like CARS that help drive profitable long-term assignments while delivering value from our products to the clients. Going into the fourth quarter and beyond, we will continue to focus on selling solutions that solve will business problems and offer measurable ROI. One of the challenges facing today's CIO's is reducing the complexity of managing their operations. One of the ways to reduce this complexity is by working with fewer vendors. Compuware offers a unique combination of product and services solutions in areas like quality assurance, performance management, governance, legacy modernization and along with partners like SAP, addresses the most critical issues of today's complex IT enterprise. CIO's are looking for IT partners that can provide broad solutions across the entire application lifecycle. Compuware with comprehensive solution that span the application lifecycle, strategic integration

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CPWR - Q3 2005 Compuware Corporation Earnings Conference Call
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between product and the broadest platform support in the industry is in a perfect position to be that IT partner. Hank?

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Hank Jallos - Compuware Corporation - Executive VP

Thanks, Tommi.

We continue to be encouraged by our maintenance revenue, which has grown both year over year and sequentially. This maintenance revenue growth is important because it shows that despite our very competitive environment, our customers realize the value they receive from our main frame solutions and continue to renew their commitment to Compuware. In the quarter, maintenance grew 5.6% over last year, with the renewal rates in excess of 92%. I would also like to make a few brief comments on our global channels organization. In the third quarter, 34% of our distributed new license sales came from the channels, which include consulting partners, as well as other ISPs. During the quarter, 123 partners represented more than 200 individual transactions. We continue to work with a number of partners on adopting our solutions for their area of expertise. In particular, Capsogeti (phonetic) has begun offering our CARS quality offering with their standard methodology. A few of the large SIs, systems integrators, have ao agreed to work with us in the marketplace surrounding our IT governance solution, our overall quality management solution and Optimal J. In particular, Capsogeti (phonetic) has begun offering our CARS quality offering with their standard methodology. A few of the large SIs,systems integrators, have also agreed to work with us in the marketplace surrounding our IT governance solution, our overall quality management solution and OptimalJ. Interest in our solutions by the partner community continues to grow. Thank you, and now I'd like to turn the call over to Bob.

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Bob Paul - Compuware Corporation - CEO Covisint

Thanks, Hank.

Covisint continues this quarter to expand its penetration in the automotive industry with our integrated services platform. Some indicators of our success over the past nine months include 8500 new trading partners for our Covisint connection messaging service, a new service we launched in March of 2004. We also gained 65,000 additional Portal users, a figure that is up 39% from this time last year. These numbers, along with a strong sales pipeline have increased my expectation for Covisint's performance over the last year. Covisint will grow on target now, 84% in fiscal year '05 over the prior fiscal year. We continue to expand a nice roster of customers and industries. In the third quarter, Covisint added capability to process U.S. customs fast program transactions and added the support for financial transactions for existing customers. We have also received contracts for 700 new automotive suppliers in Europe, expanding our footprint in this very important market.

With this success our average time to close enterprise contracts has gone from seven months at the beginning of the year to four months this past quarter. We expect that in the fourth quarter and the fiscal year ahead, Covisint will continue to expand its reach, both geographically and across other vertical industries. We expect further expansion in both Europe and the in the Asia Pacific market where we have now begun direct operations. This quarter we will announce our entry into the healthcare and logistics markets, demonstrating the capability of a solutions to deliver value across those industry segments. Finally, we expect to increase the types of transactions Covisint is able to process, including Homeland Security, radio frequency ID transactions, and engineering document transactions. In short, our expectations for growth, growth rate in fiscal year 2006 will be that of fiscal year 2005, based upon Covisint delivering solutions for additional business transactions of existing customers, for additional industry segments, and across new geographies. Tom?

--------------------------------------------------------------------------------
Tom Costello - Compuware Corporation - Senior VP, general counsel

Thank you, Bob.

Compuware's lawsuit seeking damages and a permanent injunction against IBM is scheduled for trial on February 15th in federal district court in Detroit. Compuware's claims against IBM include copyright infringement, theft of Compuware trade secrets in violation of certain antitrust laws. Over the past couple of months, senior management from Compuware and IBM have entered into good faith negotiations to settle the case. While Compuware remains hopeful that a settlement beneficial to both sides may be reached, the company is preparing for trial with the expectation of proving its case before a jury. The continuing deposition of witnesses and the ongoing production of documents in this case have only reinforced our already strong position. Should we go to trial, we are extremely confident that the merits of Compuware's case will prevail with the jury. Laura?

--------------------------------------------------------------------------------
Laura Fournier - Compuware Corporation - CFO

Thanks, Tom.

The total cash and investment balance of December 31st of $736.8 million reflects an increase from second quarter of $42 million, or 6.1%, and an increase from the prior year of $77 million, or 11.7%. As you would expect that these cash balances, cash flow from operations was very strong at $56.9 million compared to $15.9 million for the second quarter, and $26.4 million for the third quarter one year ago. For the fourth quarter we expect cash flow from operations to be in excess of $120 million. Our current accounts receivable balance is $431.7 million, up from the prior quarter's 409 million, and up slightly from the prior year. Of this balance, the percentage of accounts that have been due for more

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CPWR - Q3 2005 Compuware Corporation Earnings Conference Call
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than 90 days remains at approximately 1% of total accounts receivable. The day sales outstanding metric is at 117.5 days with current installment receivables included, and 51.7 days without both current installments. In addition to growing our total license revenue this quarter, we also grew our deferred license fee balance. Total license fees deferred in the third quarter were approximately $31.8 million. Prior period deferred license fees recognized this quarter were approximately $16.2 million. Deferred licensees of December 31, 2004 were $118.7 million, $54.2 million of which are classified as current and
64.5 million were included in the long-term deferred license fee balance. One item to note with respect to our balance sheet this quarter is capitalized software. The net balance increased 14.8% from the prior quarter and 26% from the prior year. This is a result of two things. First, as we reported last fall, we purchased certain technology that compliments or vantage product line. Approximately $2.6 million of the purchase price was recorded as purchase software and will be amortized over five years. Secondly, capitalization of our internal research and development costs during the third quarter totaled $8.7 million, or 20.5% of total technology costs. Our capitalization rate normally would range from 7 to 10%. This is entirely due to the timing of new product releases. Numerous projects reached technological feasibility this quarter. Some of these projects became available for general release towards the end of the third quarter. Other projects will be available for general release during the fourth quarter. Looking ahead, the capitalization rate in the fourth quarter is expected to be lower than normal, probably in the 6% range. Lisa?

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Lisa Elkin - Compuware Corporation - VP

Thank you very much, Laura. Ladies and gentlemen, we will now be happy to take your questions.

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Operator

Thank you. At this time, we'll begin the question and answer session. As a reminder that is star-one if you would like to ask a question and star-two to withdraw the question. Our first question comes from David Rudow with Piper Jaffray. You may go ahead.

QUESTION AND ANSWER

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David Rudow - Piper Jaffray - Analyst

Nice job on the quarter, everybody.

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Laura Fournier - Compuware Corporation - CFO

Thank you.

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David Rudow - Piper Jaffray - Analyst

Pete, can you talk about the main frame business, kind of where you're seeing the strength from? I believe Tommi mentioned you saw some capacity increases. Is this something that will continue into the March quarter and beyond?

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

Boy, I hope so. But what I think, you know, I looked at-- I find myself in a very strange position because when we had our executive meeting and we knew what the results were it, showed like a 35% growth in main frame and I said, well, how am I going explain this? Part of it, like I said, was because the hangover from year 2000, which was an awful long one, appears to be over. The other thing is that companies are putting more and more strategic applications on the main frame. You know, they're learning when it use it, when not to use it, and we always did one of the real hits that we took was that this capacity business that we always did 80 million to 100 million a year really dive bombed for about three or four years, and appears to be coming back. And if that's the case, we ought to see some nice numbers around that, but my numbers that I gave you for the fourth quarter and what I think we're going to be able to do going forward discounts that from the previous levels still.

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David Rudow - Piper Jaffray - Analyst

Okay. Thank you. And then on the CARS site, how many deals did you close on CARS and how's that business looking if you lookout to FY '06?

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Peter Karmanos - Compuware Corporation - Chairman, CEO

Well, CARS is a very important product. It's different than point products for testing. We closed quite a few CARS deals, but they are all ratable and they result in pretty large professional services contracts as well. We think partners like Sogeti (phonetic) are going to be-- I think they had at 70 or 80 clients at their last seminar devoted exclusively to CARS. We think that our partner

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CPWR - Q3 2005 Compuware Corporation Earnings Conference Call
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revenue in the coming year could be over $100 million and most all that will be
CARS. But it moves along slowly. It's gaining momentum. It's gaining traction. You know, the programmers want to use point products. That's the only place that we compete with Mercury. Their comfortable with the products, even though our products, we believe, naturally, have more functionality. It's harder to displace them, but when it comes to quality, CARS really has no competition.

--------------------------------------------------------------------------------
David Rudow - Piper Jaffray - Analyst

And then on your comments on the service business will grow, did you mean they will start to grow sequentially?

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Peter Karmanos - Compuware Corporation - Chairman, CEO

Yeah.

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David Rudow - Piper Jaffray - Analyst

Okay. On a sequential basis. Okay. Thank you very much.

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Peter Karmanos - Compuware Corporation - Chairman, CEO

You're welcome.

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Operator

Thank you. Once again, if you would like to ask a question, please press star-one on your telephone. And to withdraw the question, you may press star-two. Our next question comes from Kirk Materne with Banc of America. You may go ahead.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America - Analyst

Thanks very much, and congratulations on the quarter. Just maybe a different way to ask the question on the main frame business, Pete, if you had-- did the Z series refresh with IBM you think contribute at all to this quarter and I guess the only question I ask is this a better level, base level to assume going forward that it can grow from, or is there any concern, I guess, on your part that maybe we have the spike over the next couple quarters as we get people refreshing on the Z series, then it dies back down?

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

I don't think the Z series really helps. IBM announced like a 6% mix growth.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America - Analyst

Right.

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

But we think that isn't real growth. We think it's a lot of Hitachi machinery and those kinds of things being converted back over to IBM boxes, which will effect their overall MIPS. We think it's a good base to look at. We think it's normal, again. I mean, you know, we grew $1.1 billion, most of that in license fees in '99 and 2000. We think, like I said, six years worth of buying went into two years because they had a real date that nobody could avoid. And we think that's over in the business now will normalize and go back to levels pre-1999, which should be somewhere between 20 and 30 million a quarter, in those kind of fees.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America - Analyst

Okay. That's helpful. Second question's on sort of the Changepoint, IT governance business. In terms of this quarter maybe over your previous quarters, I guess how much success have you had selling that product maybe into your install base of Compuware customers, and I guess as you look at your pipeline, has there been a lot of success in terms of taking that product into, say, your legacy base of customers?

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

Yeah, we, we haven't really-- what we did with Changepoint at the start, they had plenty of momentum going. We didn't want to disturb that. They have a real top notch technical team in Toronto that has integrated extremely well with our technical group. We didn't want to screw around with their sales momentum at that point in time and we had-- we wanted to get the integration between basically CARS and Vantage done with Changepoint, so CIO can see how his, how his shop is operating on a day by day basis through Changepoint and can tell the status of all the projects they have in development by having CARS come through Changepoint. Now that we've accomplished that and Jerry has decided he'd like to move on, we are going to integrate Changepoint with the rest of our sales organization and we'll have a chance to really go after our enterprise customers and simultaneously be able to continue responding to the RFPs that they're receiving from our non-traditional customers.

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Kirk Materne - Banc of America - Analyst

Is there any timeline by the, I guess in terms of when do you expect to get the enterprise sales forcefully trained--

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Peter Karmanos - Compuware Corporation - Chairman, CEO

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the prior written consent of Thomson Financial.


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                                                                FINAL TRANSCRIPT
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CPWR - Q3 2005 Compuware Corporation Earnings Conference Call
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We're working on that this quarter.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America - Analyst

Okay, and final question, just in terms of some of the SIs, you mentioned that you've been working with some of the larger SIs. Can you comment in terms of any particular-- anyone in particular? Obviously Mercury makes a big deal about their relationship with Excenture. Any ones of particular interest that maybe you signed up this quarter?

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

Mercury should make a big diesel their opportunity with Excenture because Excenture represents their products because they can see that since they don't fully use the solutions, it provides a lot of services business for Excenture. We're more interested in making sure our customers get value. Our relationship, for example, with SAP is one that really provides value to the customers as they try to put in new versions of SAP, and then we have done some, had some significant business with one of the other consulting firms on Homeland Security where they decide to use CARS and a few of our other products because it really made sense for those kind of critical applications. So we, we were late in the game of, of going after partners, going after SIs, but even as we do now, we want to make sure that it's a significant part of their business and that ultimately it helps them deliver higher levels of value to the customers because we think that's the way to really move the business forward and sustain it.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America - Analyst

Okay. Thanks very much. And just last question, any ballpark estimate you all would have in terms of if the case does go to trial, how long it could last?

--------------------------------------------------------------------------------
Peter Karmanos - Compuware Corporation - Chairman, CEO

No. The judge has very specifically said that we have three weeks, they have three weeks and it's going to be over in a month and a half.

--------------------------------------------------------------------------------
Kirk Materne - Banc of America - Analyst

Okay. Great. Thank you very much.

--------------------------------------------------------------------------------
Operator

Thank you. Ladies and gentlemen, we will now conclude the question and answer portion of today's conference call. I'd like to turn the call back over to Ms. Lisa Elkin.

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP

At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware and we hope you have a pleasant evening.

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Operator

That concludes our teleconference. Thank you, all, for attending and you may now disconnect.

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